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                                                                    EXHIBIT 10.6
                                                                  CONFORMED COPY
                              EMPLOYMENT AGREEMENT
                                TW SERVICES, INC
                                     -AND-
                                  A. RAY BIGGS
     AGREEMENT, dated as of February 10, 1992, by and between TW SERVICES, INC., a Delaware corporation (the "Company") and A. RAY BIGGS, (the "Executive"), presently residing at 205 Barrington Park Drive, Greer, South Carolina 29650;
                                  WITNESSETH:
     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed to provide his services to the Company, all on the terms and subject to the conditions, as hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:
     1. EMPLOYMENT. The Company agrees to employ the Executive during the Employment Term (as defined in Section 3) and the Executive hereby accepts such employment and agrees to serve the Company subject to the general supervision, advice and direction of the Chief Executive Officer o the Company (the "CEO")
and upon the terms and conditions set forth in this Agreement.
     2. DUTIES. During the Employment Term, the Executive shall perform such services and duties as the CEO may from time to time designate.
     The Executive shall devote the Executive's full time and best efforts to the business affair of the Company; however, the Executive may devote reasonable time and attention to:
          (i) serving as a director or member of a committee of any not-for-profit organization or engaging in other charitable or community activities;
          (ii) upon approval of the CEO, serving as a director of a corporation or as a member of a committee of any organization;
          (iii) managing his personal investments;
provided, that the Executive agrees to be bound by the conflict of interests policy of the Company and may not accept employment or any engagement with any other individual or other entity, or engage in any other venture which is in conflict with the business of the Company.
     3. EMPLOYMENT TERM. The Executive shall be employed under this Agreement commencing on the date hereof for a term of three (3) years (the "Employment Term"); such term shall be automatically extended for an additional year on each anniversary date of the Agreement unless terminated as provided in Section 6 hereof.
     4. COMPENSATION.
     4.(a) BASE COMPENSATION. During the Employment Term, the Company will pay the Executive an annual base salary as compensation for his services hereunder of $190,000.00 (the "Base Salary"), payable in equal installments not less often than once in each calendar month. The Base Salary shall be reviewed from time to time, but no less frequently than annually, and may be increased in the
Company's discretion. In additional, the Base Salary shall be increased on January 1 in each calendar year during the Employment Term commencing on or after January 1, 1993, by an amount determined by multiplying the Base Salary by the Adjustment Percentage. The "Adjustment Percentage" shall mean the percentage equal to a fraction, the numerator of which shall be the excess of the Index (as herein defined) published during the immediately preceding month of December over the Base Index (as herein defined), and the denominator of which shall be the Base Index. "Index" shall mean the consumer Price Index or Urban wage
Earners and Clerical Workers (1967=100 specified for "All Items") relating to the area where the Executive is employed and published by the Bureau of Labor
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Statistics of the United States Department of Labor, or if no such index shall be published, the most comparable index, and "Base Index" shall be the Index published during January 1992.
     4.(b) BONUS. The Board of Directors of the Company shall from time to time develop an incentive compensation plan that will provide for the establishment of a cash bonus pool from which cash bonuses shall be paid to senior management provided certain performance targets are met. The Executive shall be entitled to participate in the management incentive compensation plan and, assuming the prescribed performance targets are achieved, to receive an annual cash bonus from the bonus pool in an amount as determined under the terms of the bonus plan.
     4.(c) VACATION. During each calendar year of the Employment Term, the Executive shall be entitled to take a paid vacation for such length of time as determined by the Company.
     4.(d)  BENEFITS. During the Employment Term, the Executive shall be entitled to participate in all pension, profit sharing, and other retirement plans, all incentive compensation plans, and all group health, hospitalization, and disability insurance plans, and other employee welfare benefit plans in which other senior executives of the Company may participate on terms and conditions no less favorable than those which apply to such other senior executives of the Company.
     5. REIMBURSEMENT OF EXPENSES INCURRED IN PERFORMANCE OF EMPLOYMENT. In addition to the compensation provided for under Section 4 hereof, upon submission of proper vouchers, the Company shall pay or reimburse the Executive for all normal and reasonable expenses, including travel expenses, incurred by the Executive prior to the termination of the Employment Term in connection with the Executive's responsibilities to the Company.
     6.  TERMINATION.
     6.(a) Notwithstanding Section 3 hereof, the Employment Term shall terminate upon the occurrence of any of the following events:
          (i) Immediately upon the death of the Executive; provided, however, that in such event and in addition to any other death benefits, the Executive's surviving spouse shall be paid the Base Salary in monthly installments for a period of one (1) year commencing immediately upon the death of Executive, together with such accrued, but unpaid, bonus as shall then be owed to the Executive;
          (ii) Upon the close of business on the 180th day following the date on which the Company gives the Executive written notice of the termination of his employment hereunder as a result of a Permanent Disability; provided, however, that the Executive shall be paid one-half of the Base Salary for a period of two (2) years after the termination of the Executive's employment, together with such accrued, but unpaid, bonus as shall be owed to Executive at the time of termination of employment;
          (iii) Upon the close of business on the effective date of a "Voluntary Termination" (as defined hereafter) by the Executive of his employment with the Company; provided that the Executive shall have given the Company at least 120 days' prior written notice of such effective date; or
          (iv) Upon the close of business on the date on which the Company gives the Executive written notice of "Termination for Cause" (as defined hereafter) of his employment.
     6.(b)  In the event of the termination of the Employment Term pursuant to
Section 6.(a) hereof, the Company will pay the Executive (or, in the case of the death of the Executive, his estate or other legal representative), not later than 90 days after such termination, in a lump sum [except for additional payments due under clause (i)and (ii) above], the balance due under this Agreement together with all accrued but unpaid Base Salary and Bonus pursuant to
Section 4 through the date of the Executive's termination.
     6.(c)  For purposes of this Agreement:
          (1) "Permanent Disability" shall mean the Executive is unable to perform the duties contemplated by this Agreement by reason of a physical or mental disability or infirmity which has continued for more than 90 consecutive days. The Executive agrees to submit such medical evidence regarding such disability or infirmity as is reasonably requested by the Company.
          (2) "Termination for Cause" shall mean any termination of the employment of the Executive for "cause." For purposes of this Agreement, the termination of the Executive's employment shall be deemed to have been for cause only if termination of his employment shall have been the result of (i) an act or acts by him, or any omission by him, constituting a felony, and the Executive has entered a guilty plea or confession to, or has been convicted of, such
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     felony, or as a result of any proven act of fraud or dishonesty by the
     Executive which results or is intended to result in any material financial or economic harm to the Company, or (ii) failure to comply with the directives and policies of this Company, or (iii) breach of a material provision of this Agreement by the Executive, or (iv) failure to discharge duties in a manner deemed appropriate by the CEO and Senior Executives. If the Executive is discharged for cause under (iv), the Executive will be paid within ninety (90) days after such discharge the Base Salary for one
     (1) year, together with such accrued but unpaid bonus as shall then be owed to the Executive.
          (3) "Voluntary Termination" shall mean any voluntary termination by the Executive of his employment by the Company.
     7. ACCELERATION OF BENEFITS; NO MITIGATION. In the event that the Executive's employment is terminated for any reason other than as set forth in
Section 6, then all remaining Base Salary, Bonus and other benefits for the remaining Employment Term of this Agreement shall be immediately due, owing, and payable in a lump sum to the Executive without mitigation.
     8.  PROTECTED INFORMATION; PROHIBITED SOLICITATION.
     8. (a) The Executive hereby recognizes and acknowledges that during the course of his employment by the Company, the Company has disclosed and will furnish, disclose, or make available to the Executive confidential or proprietary information related to the Company's business including, without limitation, customer lists, ideas, processes, inventions, and devices, that such confidential or proprietary information has been developed and will be developed through the expenditure by the Company of substantial time and money and that all such confidential information could be used by the Executive and others to compete with the Company. The Executive hereby agrees that all such confidential or proprietary information shall constitute trade secrets, and further agrees to use such confidential or proprietary information only for the purpose of carrying out his duties with the Company and not otherwise to disclose such information. No information otherwise in the public domain shall be considered confidential.
     8.(b) The Executive hereby agrees, in consideration of his employment hereunder and in view of the confidential position to be held by the Executive hereunder, that during the Employment Term and for the period ending on the date which is one (1) year after the later of (A) the termination of the Employment Term and (B) the date on which the Company is no longer required to provide the payments and benefits described in Section 4, the Executive shall not, without the written consent of the Company, knowingly solicit, entice, or persuade any other employees of the Company or any affiliate of the Company to leave the services of the Company or such affiliate for any reason.
     8.(c) The Executive further agrees that, in the event of Termination For Cause or Voluntary Termination of his employment hereunder with the Company, he will not (except as to the activities described in Section 2) or a period of one
(1) year following such termination enter into any relationship whatsoever, either directly or indirectly, alone or in a partnership, or as an officer, director, employer or stockholder (beneficially owning the stock or options to acquire stock totalling more than five percent of the outstanding shares) of any corporation (other than the Company), or otherwise acquire or agree to acquire a significant present or future equity or other proprietorship interest, whether as a stockholder, partner, proprietor, or otherwise, with any enterprise, business, or division thereof (other than the Company), which is engaged in the restaurant or food service business in those states within the United States in which the Company is at the time of such termination of employment conducting its business.
     8.(d) So long as the Executive is employed by the Company and so long as the restrictions of this Section 8 apply, prior to accepting any engagement to act as an employee, officer, director, trustee, principal, agent or representative of any type of business or service (other than as an employee of the Company), the Executive shall (A) disclose such engagement in writing to the Company, and (B) disclose to the other entity to which he has agreed to act as an employee, officer, director, trustee, agent or representative, or to other principals together with whom he proposes to act as a principal in such business or service, the existence of the covenants set forth in this Section 8 and the provisions of Section 9 hereof.
     8.(e) The restrictions of this Section 8 shall survive the termination of this Agreement and shall be in addition to any restrictions imposed upon the Executive by statute or at common law.
     9. INJUNCTIVE RELIEF. The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in Sections 2 and 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish. Therefore, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction. The provisions of this Section 9 shall survive the Employment Term.
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     10.  PARTIES BENEFITTED; ASSIGNMENTS. This Agreement shall be binding upon the Executive, the heirs and personal representative or representatives of the Executive and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive.
     11.  NOTICES. Any notice required or permitted by this Agreement shall be in writing, sent by personal delivery, or by registered or certified mail, return receipt requested, addressed to the CEO and the Company at its then principal office, or to the Executive at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing or the purpose of a notice given to the other parties in compliance with this Section 11. Notices shall be deemed given when received.
     12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of law principles.
     13. INDEMNIFICATION AND INSURANCE; LEGAL EXPENSES. The Company will indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of it directors and officers insuring against all costs, charges, and expenses whatsoever incurred or sustained by the Executive in connection with any action, suit, or proceedings to which the Executive may be made a part by reason of being or having been an officer or employee of the Company or any of its subsidiaries or serving or having served any other enterprises at the request of the Company (other than any dispute, claim, or controversy described in Section 9 of this Agreement except that the Executive shall be entitled to reimbursement of reasonable attorneys' fees and expenses if the Executive is the prevailing party).
     14. MISCELLANEOUS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereto. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholdings and deductions required by any applicable tax laws. Any amounts payable to the Executive hereunder after the death of the Executive shall be paid to the Executive's estate or legal representative.
     The headings in this Agreement are inserted for convenience of reference only and shall not be part of or control or affect the meaning of any provision hereof.
     IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the day and year first above written.
                                         TW SERVICES, INC.
                                         By: /s/     Jerome J. Richardson
                                         PRESIDENT AND CEO
                                             /s/         A. RAY BIGGS
                                                       A. RAY BIGGS
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